Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 13, 2017, with respect to the consolidated financial statements of GCA Holding Corp. and Subsidiaries as of December 31, 2016, included in the Current Report on Form 8-K/A of ABM Industries Incorporated, filed November 16, 2017, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Cleveland, Ohio

April 6, 2018

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 30, 2017 and March 31, 2016, with respect to the consolidated financial statements of Erie Acquisition Holdings, Inc. and Subsidiaries as of December 31, 2016 (Successor) and December 31, 2015 and 2014 (Predecessor), included in the Current Report on Form 8-K/A of ABM Industries Incorporated, filed November 16, 2017, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Cleveland, Ohio

April 6, 2018